EXHIBIT 10.32

                     AMENDMENT TO EMPLOYMENT AGREEMENT



     This Amendment, dated June 12, 2000 ("Amendment"), to the Amended and Restated Employment Agreement, dated as of August 15, 1998 ("Employment Agreement") between priceline.com Incorporated, a Delaware corporation ("priceline") and Richard Braddock ("Employee").

     WHEREAS, priceline and Employee desire to amend the Employment Agreement to reflect certain changes in Employee's status and duties, as approved by priceline's Board of Directors.

     NOW THEREFRE, intending to be legally bound thereby, the parties agree as follows:

     1. Sections 1 and 2 of the Employment Agreement are hereby amended to read in their entirety as follows:

          "1.  Employment.

          (a) priceline hereby agrees to employ the Employee, and the Employee hereby agrees to serve, as the Chairman of the Board of Directors of priceline upon the terms subject to the conditions set forth herein.

          (b) During the Term (as defined herein), the Employee shall serve as the Chairman of the Board of Directors of priceline, shall be an employee of priceline and shall have such responsibilities, duties and authority consistent with such position as may from time to time be determined by the Board of Directors of priceline.

          (c) During the Term, the Employee shall diligently and faithfully serve priceline and shall devote a substantial portion of his working time and efforts to the business and affairs of priceline at a location in the greater New York metropolitan area. Priceline agrees that the Employee may retain his current position and responsibilities as non-executive Vice Chairman of Walker Digital LLC and may also serve as non-executive Chairman of affiliates of Walker Digital LLC from time to time.

               2. Term. Subject to Section 4 hereof, the term of employment by priceline of the Employee pursuant to this Agreement (the "Term") is for a period commencing on August 15, 1998 and terminating on the third anniversary thereof; provided, that the Term shall automatically be extended on the third anniversary and each anniversary thereafter for successive one year terms unless either party gives not less than 180 days' prior notice of termination of the Agreement effective on the next such anniversary."

     2. This Amendment shall be effective as of the date hereof and the Employment Agreement, as so amended shall remain in full force and effect. The Employment Agreement, as amended hereby, the Option Agreement and the Confidentiality Agreement (each as defined in the Employment Agreement) constitute the sole and exclusive agreements of the parties with respect to Employee's continuing employment with and obligations to priceline and supersede all prior agreements or arrangements of the parties, whether written or oral, relating to Employee's employment with and obligations to priceline.

      IN WITNESS WHREOF, the parties hereto have executed this Amendment as of the date first above written.



                                                EMPLOYEE



                                                /s/ Richard Braddock
                                                -------------------------
                                                Richard Braddock





                                                PRICELINE.COM INCORPORATED



                                                /s/ Daniel H. Schulman
                                                -------------------------
                                                Daniel H. Schulman
                                                President